Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Andy Schroeder, VP of Finance/Treasurer
Denver, CO 80202	Phone:	(866) 858-0482 Fax: (303) 925-9308
	E-mail	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners Reports Third Quarter 2007 Financial Results

Distributable Cash Flow Increases 27 Percent Compared to Prior Year Quarter

DENVER—November 6, 2007—MarkWest Energy Partners, L.P. (NYSE: MWE) (“the Partnership”) today reported distributable cash flow (“DCF”) of $46.9 million for the three months ended September 30, 2007, compared to $36.8 million for the three months ended September 30, 2006, an increase of 27 percent.  For the nine months ended September 30, 2007, the Partnership reported DCF of $114.9 million compared to $90.2 million for the comparable period in 2006.  As a Master Limited Partnership, cash distributions to limited partners are largely determined based on DCF.  A reconciliation of DCF to net income before tax, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported net income of $24.2 million for the three months ended September 30, 2007, compared to net income of $30.0 million for the three months ended September 30, 2006.  Excluding the non-cash items discussed below, net income for the three months ended September 30, 2007, and September 30, 2006, would have been $30.0 million and $21.5 million, respectively, an increase of 40 percent.  For the nine months ended September 30, 2007, the Partnership reported net income of $37.2 million compared to $57.9 million for the nine months ended September 30, 2006. Excluding the non-cash items discussed below, net income for the nine months ended September 30, 2007, and September 30, 2006, would have been $70.4 million and $59.2 million, respectively, an increase of 19 percent.

The financial results for the three months ended September 30, 2007 and 2006, include $5.8 million of non-cash costs and $8.5 million of non-cash income, respectively, associated with the mark-to-market of derivative instruments and non-cash compensation expense.  Similarly, the financial results for the nine months ended September 30, 2007 and 2006, include $33.2 million and $1.3 million, respectively, of non-cash costs associated with the mark-to-market of derivative instruments and non-cash compensation expense.

On October 25, 2007, the board of directors of the general partner of MarkWest Energy Partners increased the Partnership’s quarterly cash distribution to $0.55 for the third quarter of 2007, an increase of $0.065 per unit, or 13 percent, over the split-adjusted distribution in the third quarter of 2006, and an increase of $0.02 per unit, or 4 percent, over the distribution in the second quarter of 2007.  The third quarter 2007 distribution is payable on November 14, 2007, to unitholders of record as of November 8, 2007.

“The third quarter was another outstanding quarter for the Partnership, and we are very excited about our continued strong financial performance and future growth opportunities,” said Frank Semple, President and Chief Executive Officer.  “The 27 percent increase in distributable cash flow is primarily due to customer-related growth projects in our core operating areas.  These high-quality investments, coupled with the additional capital expansions planned for 2008 and beyond, puts us in a solid position to continue to deliver double-digit annualized distribution growth for our unitholders.”

“The third quarter was particularly noteworthy because of the announcement of the merger agreement between the Partnership and MarkWest Hydrocarbon.  The transaction, if consummated, will streamline our corporate structure, significantly improve our competitive position, and align the interests of MarkWest with one set of equity holders.  Our people, assets, and focus on customer service have been the key to our success, and the positive attributes of the planned merger will further enhance the long-term value for our unitholders.”

THIRD QUARTER 2007 HIGHLIGHTS

On September 5, 2007, the board of directors of the general partner of the Partnership and the board of directors of MarkWest Hydrocarbon announced that the Partnership and MarkWest Hydrocarbon entered into a definitive redemption and merger agreement.  A principal benefit of the transaction is the elimination of the existing IDRs.  Elimination of the IDRs reduces the Partnership’s cost of equity capital and strengthens its competitive position.  In addition, the transaction will simplify the corporate structure of the Partnership and MarkWest Hydrocarbon, simplify corporate governance, and allow management to focus on driving value for one set of public equity owners.  The transaction is expected to be accretive in 2008 to the Partnership unitholders as measured by distributable cash flow per common unit, and is anticipated to close in early 2008.

Since the beginning of the third quarter of 2007, the Partnership has announced the following initiatives:

•                  Gulf Coast — a $100 million expansion to the Partnership’s Javelina plant, located in Corpus Christi, Texas. The Partnership will begin construction of a steam methane reformer (“SMR”) facility at its Javelina plant in the fourth quarter of 2007, and expects to commence delivering high-purity hydrogen in early 2010.  Once operational, the SMR facility, combined with the existing facilities at the Javelina plant, will produce in excess of 50 million cubic feet per day of high-purity hydrogen.  The expansion is anchored by long-term, fee-based supply agreements.

•                  Southeast Oklahoma — the acquisition from Canaan Resources, LLC of a portion of Canaan’s gathering assets located in Pittsburg County in Southeast Oklahoma.  In conjunction with the acquisition agreement, the Partnership will invest up to $30 million to support the development of Canaan’s Woodford Shale and Hartshorne coal bed methane initiatives with an efficient and highly reliable gathering system.  The gathering assets are located adjacent to, and will become fully integrated with, the Partnership’s existing Woodford Shale gathering system, providing Canaan access to the significant delivery options provided by the Woodford system.

•                  Western Oklahoma — to accommodate the significant increase in the volume of gas gathered and processed in the Foss Lake system and to support the continued exploration and development of the prolific Anadarko basin in Western Oklahoma, the Partnership will invest $20 million to expand its operations and construct a new processing plant adjacent to the existing Foss Lake processing facilities. The new plant is expected to be operational by mid 2008 and will expand the system processing capacity from 95 million cubic feet per day to 155 million cubic feet per day.

The increase in DCF in the third quarter of 2007, compared to the same period of 2006, was primarily attributable to the following:

•                  A $6.4 million increase in operating income associated with the Javelina segment.  This increase was largely a result of the sale of 0.4 million barrels of pentanes, which increased revenue by approximately $3.0 million.  The pentanes were being held in storage and the associated revenue generated in the third quarter of 2007 will not be recurring.  The remaining increase is due to improved pricing and volumes.

•                  A $3.5 million increase in operating income associated with the Oklahoma segment.  This increase was largely a result of our new operations in the Woodford area.

•                  A $1.1 million improvement in DCF from our investment in Starfish, including the effects of insurance-related items.  This increase was a result of a $4.4 million increase in distributions received, offset by a $3.3 million reduction in insurance recoveries, which are included in miscellaneous expense, related to Hurricane Rita repairs.

•                  The above items were offset, in part, by a $2.6 million increase in cash-related selling, general and administrative expenses during the third quarter of 2007 compared to the third quarter of 2006.  The increase is primarily attributable to increased professional fees and consulting services.

For the full year 2007, the Partnership increased its DCF forecast to approximately $152 million, and increased its expansion capital forecast to approximately $300 million.

2008 PRELIMINARY FORECAST

For 2008, the Partnership is forecasting DCF in a range of $160 to $180 million, and currently estimates capital expenditures in a range of $280 million to $320 million.  This preliminary estimate includes capital expenditures to fund identified expansion opportunities.  Maintenance capital for 2008 is currently forecasted at approximately $6 million.

CONFERENCE CALL

The Partnership will host a conference call and webcast on Wednesday, November 7, 2007, at 4:00 p.m. ET to review its third quarter 2007 financial results.  Interested parties can participate in the call by dialing (888) 928-9510, passcode “MarkWest”, approximately ten minutes prior to the scheduled start time.  A replay of the call will be available through Wednesday, November 21, 2007, by dialing (800) 739-2817, no passcode required.  To access the webcast, please visit the Investor Relations section of our website at www.markwest.com.

###

MarkWest Energy Partners, L.P. (NYSE:MWE) is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is one of the largest processors of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated herein may constitute forward-

looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K/A for the year ended December 31, 2006, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements, specifically those including those referring to future performance, growth, cash flow, operating income, distributable cash flow (DCF), distributions, or other factors, are reasonable, these forward-looking statements are not guarantees of future performance and we can give no assurance that such expectations will prove to be correct and that projected performance or distributions may not be achieved.  Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, our Annual Report on Form 10-K/A for the year ended December 31, 2006, and our Quarterly Reports on Form 10-Q, as amended, each as filed with the SEC.  You are also urged to carefully review and consider the cautionary statements and other disclosures, including those under the heading “Risk Factors,” made in those filings, which identify and discuss significant risks, uncertainties and various other factors that could cause actual results to vary significantly from those expressed or implied in the forward-looking statements.  We do not undertake any duty to update any forward-looking statement.

MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the "SEC") in relation to the merger transaction announced on September 5, 2007.  Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities' investor relations department at 866-858-0482, or by accessing their website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report on Form 10-K/A for the year ended December 31, 2006, for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

MarkWest Energy Partners, L.P.

Financial Statistics

(Unaudited, in thousands, except per unit data)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
		(as restated)		(as restated)
Statement of Operations Data
Revenue:
Segment revenue	$174,918	$163,888	$478,608	$486,301
Derivative (loss) gain	(7,855)	12,670	(22,147)	6,009
Total revenue	167,063	176,558	456,461	492,310

Operating expenses:
Purchased product costs	89,474	95,533	265,810	296,368
Facility expenses	19,346	15,689	52,605	44,918
Selling, general and administrative expenses	9,565	13,078	35,882	30,404
Depreciation	10,893	7,905	27,806	22,462
Amortization of intangible assets	4,168	4,029	12,504	12,072
Accretion of asset retirement obligations	30	24	85	75
Impairments	356	—	356	—
Total operating expenses	133,832	136,258	395,048	406,299
Income from operations	33,231	40,300	61,413	86,011

Other income (expense):
Earnings from unconsolidated affiliates	1,264	1,067	4,687	3,240
Interest income	150	230	2,549	709
Interest expense	(10,072)	(9,523)	(28,418)	(31,213)
Amortization of deferred financing costs (a component of interest expense)	(702)	(6,066)	(2,024)	(7,700)
Miscellaneous income (expense)	594	3,970	(586)	7,577
Income before provision for income tax	24,465	29,978	37,621	58,624
Provision for income tax	(304)	—	(429)	(679)
Net income	$24,161	$29,978	$37,192	$57,945

Interest in net income
General partner	$6,979	$(1,250)	$9,021	$293
Limited partners	$17,182	$31,228	$28,171	$57,652

Net income per limited partner unit:
Basic	$0.47	$0.82	$0.80	$1.97
Diluted	$0.47	$0.82	$0.80	$1.97

Weighted average units outstanding (1):
Basic	36,500	31,890	35,011	27,820
Diluted	36,621	32,006	35,170	27,950

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$74,672	$41,628	$118,232	$120,508
Investing activities	$(87,626)	$(19,695)	$(226,568)	$(66,554)
Financing activities	$34,231	$(12,427)	$127,617	$(43,460)

Other Financial Data
Distributable cash flow	$46,922	$36,836	$114,902	$90,159

	September 30, 2007	December 31, 2006
Balance Sheet Data
Working capital	$3,877	$4,258
Total assets	$1,342,866	$1,114,780
Total debt	$589,612	$526,865
Partners’ capital	$564,420	$452,649
Total debt to book capitalization	51%	54%

(1) Three and nine months ended September 30, 2006, have been adjusted for the 2-for-1 stock split effective on February 28, 2007.

MarkWest Energy Partners, L.P.

Operating Statistics

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Southwest:
East Texas:
Gathering systems throughput (Mcf/d)	421,000	393,000	410,000	371,000
NGL product sales (gallons)	46,262,000	42,015,000	132,536,000	117,912,000

Oklahoma:
Foss Lake gathering system throughput (Mcf/d)	108,000	86,000	102,000	86,000
Woodford gathering system throughput (Mcf/d) (1)	130,000	N/A	95,000	N/A
Grimes gathering system throughput (Mcf/d) (2)	11,000	N/A	12,000	N/A
Arapaho NGL product sales (gallons)	22,409,000	19,553,000	65,166,000	57,586,000

Other Southwest:
Appleby gathering system throughput (Mcf/d)	58,000	34,000	55,000	34,000
Other gathering systems throughput (Mcf/d)	6,000	18,000	11,000	20,000
Lateral throughput volumes (Mcf/d)	101,000	111,000	73,000	84,000

Northeast:
Appalachia:
Natural gas processed (Mcf/d)	194,000	198,000	197,000	200,000
NGLs fractionated (Gal/d)	423,000	453,000	444,000	451,000
NGL product sales (gallons)	11,172,000	11,275,000	33,219,000	32,226,000

Michigan:
Natural gas throughput (Mcf/d)	4,900	7,300	5,700	6,500
NGL product sales (gallons)	963,000	1,501,000	3,153,000	4,344,000
Crude oil transported (Bbl/d)	13,800	14,600	14,100	14,600

Gulf Coast:
Refinery off-gas processed (Mcf/d)	124,500	125,000	119,000	125,000
Liquids fractionated (Bbl/d)	30,700	26,100	26,600	26,000

(1) The Partnership began construction and operation of the Woodford gathering system in late 2006.

(2) The Partnership acquired the Grimes gathering system in December 2006.

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(Unaudited, in thousands)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Three months ended September 30, 2007:
Revenue	$53,489	$55,603	$16,150	$21,209	$3,188	$25,279	$174,918

Segment operating expenses:
Purchased product costs	29,753	34,680	10,241	13,889	911	—	89,474
Facility expenses	3,583	5,304	1,910	3,926	1,614	3,254	19,591
Depreciation, amortization, accretion and impairments	4,469	3,633	1,518	867	1,169	3,602	15,258
Total segment operating expenses	37,805	43,617	13,669	18,682	3,694	6,856	124,323

Segment operating income (loss)	$15,684	$11,986	$2,481	$2,527	$(506)	$18,423	$50,595

	East Texas (1)	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total (1)
Three months ended September 30, 2006:
Revenue	$45,937	$53,083	$22,057	$20,148	$3,523	$19,140	$163,888

Segment operating expenses:
Purchased product costs	23,180	41,898	17,842	11,924	689	—	95,533
Facility expenses	3,797	1,890	1,235	3,563	1,626	3,578	15,689
Depreciation, amortization, accretion and impairments	4,078	766	1,109	917	1,496	3,588	11,954
Total segment operating expenses	31,055	44,554	20,186	16,404	3,811	7,166	123,176

Segment operating income (loss)	$14,882	$8,529	$1,871	$3,744	$(288)	$11,974	$40,712

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Nine months ended September 30, 2007:
Revenue	$138,795	$163,632	$49,172	$60,491	$8,892	$57,626	$478,608

Segment operating expenses:
Purchased product costs	76,220	116,460	32,456	38,593	2,081	—	265,810
Facility expenses	12,296	13,876	5,115	10,970	4,661	5,336	52,254
Depreciation, amortization, accretion and impairments	12,884	7,079	3,620	2,659	3,502	10,792	40,536
Total segment operating expenses	101,400	137,415	41,191	52,222	10,244	16,128	358,600

Segment operating income (loss)	$37,395	$26,217	$7,981	$8,269	$(1,352)	$41,498	$120,008

	East Texas (1)	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total (1)
Nine months ended September 30, 2006:
Revenue	$133,646	$163,277	$69,787	$56,591	$10,008	$52,992	$486,301

Segment operating expenses:
Purchased product costs	70,134	134,245	57,080	32,381	2,528	—	296,368
Facility expenses	11,749	5,435	4,187	10,378	4,479	8,690	44,918
Depreciation, amortization, accretion and impairments	11,965	2,230	3,178	2,661	3,850	10,721	34,605
Total segment operating expenses	93,848	141,910	64,445	45,420	10,857	19,411	375,891

Segment operating income (loss)	$39,798	$21,367	$5,342	$11,171	$(849)	$33,581	$110,410

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Operating income before items not allocated to segments	$50,595	$40,712	$120,008	$110,410
Derivative (loss) gain not allocated to segments	(7,610)	12,670	(22,498)	6,009
Depreciation expense not allocated to segments	(189)	(4)	(215)	(4)
Selling, general and administrative expenses not allocated to segments	(9,565)	(13,078)	(35,882)	(30,404)
Income from operations	33,231	40,300	61,413	86,011

Earnings from unconsolidated affiliates	1,264	1,067	4,687	3,240
Interest income	150	230	2,549	709
Interest expense	(10,072)	(9,523)	(28,418)	(31,213)
Amortization of deferred financing costs	(702)	(6,066)	(2,024)	(7,700)
Miscellaneous income (expense)	594	3,970	(586)	7,577
Income before provision for income tax	24,465	29,978	37,621	58,624

Provision for income tax	(304)	—	(429)	(679)
Net income	$24,161	$29,978	$37,192	$57,945

(1) As restated

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(Unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Income before provision for income tax	$24,465	$29,978	$37,621	$58,624

Depreciation, amortization, accretion and impairments	15,447	11,958	40,751	34,609
Amortization of deferred financing costs	702	6,066	2,024	7,700
Non-cash earnings from unconsolidated affiliates	(1,264)	(1,067)	(4,687)	(3,240)
Distributions from (contributions to) unconsolidated affiliates, net of expansion capital	3,156	(1,214)	9,345	(6,552)
Non-cash compensation expense	(253)	5,839	9,391	8,985
Non-cash derivative activity	6,055	(14,388)	23,777	(7,665)
Provision for income tax	(159)	—	(284)	(679)
Other	17	26	60	26
Loss (gain) on sale of property, plant and equipment	193	98	203	(198)
Maintenance capital expenditures	(1,437)	(460)	(3,299)	(1,451)
Distributable cash flow	$46,922	$36,836	$114,902	$90,159

Maintenance capital expenditures	$1,437	$460	$3,299	$1,451
Expansion capital expenditures	86,126	17,725	223,256	41,514
Total capital expenditures	$87,563	$18,185	$226,555	$42,965

Distributable cash flow	$46,922	$36,836	$114,902	$90,159
Contributions to unconsolidated affiliates	—	1,214	—	6,552
Maintenance capital expenditures	1,437	460	3,299	1,451
Decrease (increase) in receivables	7,080	(10,875)	(21,333)	22,684
(Increase) decrease in receivables from affiliates	(1,013)	153	(340)	4,019
(Increase) decrease in inventories	(162)	8,094	96	(439)
(Increase) decrease in other current assets	(1,624)	4,924	(5,151)	1,685
Increase (decrease) in accounts payable, accrued liabilities and other liabilities	20,312	4,981	24,335	(4,802)
Increase (decrease) in payables to affiliates	1,727	(4,159)	2,676	(1,480)
Other	(7)	—	(252)	679
Net cash provided by operating activities	$74,672	$41,628	$118,232	$120,508